UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/09/2008

INTERNATIONAL FUEL TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25367

NV	880357508
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7777 Bonhomme, Suite 1920, St. Louis, MO 63105
(Address of principal executive offices, including zip code)

314-727-3333
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On June 9, 2008, International Fuel Technology, Inc. (the "Company") entered into a Memorandum of Understanding ("MOU") with Libya Oil Holdings Limited, Tamoil ("Tamoil"), Libya Africa Investment Portfolio and Vision Oil Services ("VOS") (collectively referred to as the "Investors"). Pursuant to the terms of the MOU, the Company issued to the Investors 4,000,000 restricted shares of the Company's common stock for an aggregate purchase price of $2,000,000. Furthermore, the terms provide that Tamoil, an affiliate of Libya Oil Holdings Limited, will market and distribute a new premium diesel product utilizing the Company's DiesoLIFT(TM) 10 proprietary fuel additive formulation (the "Product"). The Company has been in negotiations with the Investors since March 2008.

As of June 9, 2008, the Company had received $2,000,000 from the Investors.

Under the terms of the MOU, the Company also issued to the Investors options to purchase up to an additional 10,000,000 restricted shares of Company's common stock in the aggregate as follows:

-    An option to purchase an additional 5,000,000 shares of the Company's common stock at $0.50 per share, vesting immediately and expiring on April 20, 2010;

-    An option to purchase an additional 2,500,000 shares of the Company's common stock at $0.60 per share, vesting upon the Company's receipt of cash proceeds from the initial sale of 300 metric tons of DiesoLIFT(TM) 10 to the Investors and expiring on the earlier of (1) twelve months from vesting or (2) December 31, 2010; and

-    An option to purchase an additional 2,500,000 shares of the Company's common stock at $0.60, vesting upon the Investors' full exercise of the first 5,000,000 options by December 31, 2008 and expiring twelve months from vesting.

The Company intends to use the proceeds from the sale of its common stock and options to purchase its common stock for working capital purposes.

The MOU also provides for the launch of the Product using the Company's DiesoLIFT(TM) 10 proprietary fuel additive formulation. Pursuant to the MOU, the Product will be marketed and distributed by Tamoil. Tamoil is an integrated oil company involved in the shipping, trading, refining, marketing and sale of crude oil and refined petroleum products. Specifically, the MOU states the following:

-    Tamoil will launch the Product with assistance from the Company and VOS;

-    The Product launch will commence in five countries;

-    Tamoil will target 20% of its total diesel fuel sales for the Product; and

-    The Company has agreed to give Tamoil a six-month option to purchase up to 1,700 metric tons of DiesoLIFT(TM) 10 at a price of 6,000 Euros per metric ton.

The Company believes that the proceeds received from the Investors and the proceeds from the expected exercise of options by the Investors, along with existing equity commitments made to the Company, should provide the Company with enough funds to operate its business for the foreseeable future. In addition, the funds received from the Investors increases the Company's shareholder's equity, which positions the Company for its planned move to the American Stock Exchange.

Item 3.02.    Unregistered Sales of Equity Securities

On June 9, 2008, in reliance on Regulation S promulgated under the Securities Act of 1933, as amended, the Company issued 4,000,000 restricted shares of its common stock to the Investors, all accredited investors, for an aggregate purchase price of $2,000,000. In addition, the Company issued to the Investors options to purchase additional shares of its common stock upon the terms and conditions described in Item 1.01 above and incorporated herein by reference.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FUEL TECHNOLOGY, INC.

Date: June 09, 2008	By:	/s/ Jonathan R. Burst
Jonathan R. Burst
Chief Executive Officer